Exhibit 10.29

FIRST AMENDMENT TO
THE REALOGY HOLDINGS CORP.
DIRECTOR DEFERRED COMPENSATION PLAN

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) of Realogy Holdings Corp. (the “Company”) has the right in its sole discretion to amend the Realogy Holdings Corp. Director Deferred Compensation Plan (the “Plan”); and
WHEREAS, the Committee desires to amend the Plan to clarify certain provisions regarding plan administration.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as of November 4, 2014:
1.    Section 8.01 of the Plan is hereby amended and restated in its entirety as follows:
The Plan Administrator has the right in its sole discretion to amend this Plan in whole or in part at any time and in any manner, including the manner of making deferral elections, the terms on which distributions are made, and the form and timing of distributions, provided that such amendments do not cause the Plan to fail to comply with Section 409A and further provided, that the officers of the Company shall have the authority to modify or amend the Plan to make ministerial changes that do not have an adverse financial impact to the Company with respect to the Plan without the approval of the Plan Administrator. However, except for mere clarifying amendments necessary to avoid an inappropriate windfall, no Plan amendment shall reduce the amount credited to the Account of any Participant as of the date such amendment is adopted. Any amendment shall be in writing. All Participants and Beneficiaries shall be bound by such amendment.
2.        The Plan, as hereby amended, remains in full force and effect.

IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, the Company has caused the same to be executed by its duly authorized officer on this 14th day of November, 2014.

ATTEST:                            REALOGY HOLDINGS CORP.
By: /s/ David J. Weaving
/s/ Mark J. Flynn                        Name: David J. Weaving                                 Title: Executive Vice President and
Chief Administrative Officer